Exhibit 10.6

NO:

LABOR CONTRACT

Party A : Taizhou Kepuni Communication Equipment Co., Ltd.

Registered Address: No.318, Yongping Road, Gaogang Science and Technology Industrial Park, Taizhou City, Jiangsu Province, P.R. China

Party B: Fangzhong Ni

Current residential address: Xiannv Town, Jiangdu District, Yangzhou City, Jiangsu Province

ID Number: [*]

According to the Labor Contract Law of PRC and relevant laws and regulations, Party A and Party B sign this contract on the basis of equality, free and mutual consultation.

1. Working Contents

1.1 To meet the production demand, Party A agrees to employ Party B as chief operation officer. Party B agrees to accept the arrangement, observe the labor discipline and professional ethics, carry out rules of safe operation, improve professional skills and accomplishes production tasks.

1.2 Party A may legitimately adjust Party B’s post according to business requirements.

2. Term of Contract.

This contract will be effect from June 9, 2020 to June 8, 2021. The contract will be terminated when the contract is at its expiry or agreed termination conditions are occurred. Both parties may rescind or renew the contract via mutual consultation.

3. Working Hours

3.1 Party A carries out standard working hour system of 45 hours per week and one rest day (not work on Sunday).

3.2 Party A may legitimate arrange Party B to work overtime or work on general holidays due to business requirements on condition that Party B is willing to do so.

3.3 Party A may change working hours system for business requirement after approval by relevant government authorities and Party B shall execute it of his own will.

4. Remuneration

4.1 Party A pays USD2,500.00 to Party B as basic wage per month. The aforesaid remuneration excludes all subsidies paid to Party B pursuant to Party A’s stipulation.

4.2 Party A shall strictly implement relevant regulations and standard per the lowest wage.

4.3 Party A shall pay the wage on the 30th day every month.

5. Labor Protection and Labor Conditions

Party A shall give Party B education and training programs relating to labor safety, professional skills and labor disciplines etc. According to the requirements of state labor protection and safe-production, Party A shall provide necessary working condition to ensure Party B’s safety and health.

6. Social Insurance and Welfare

6.1 Party A shall transact social insurance and pay them for Party B. Party A shall withhold the social security contribution legally undertook by Party B when paying the remuneration every month.

6.2 Party B will take all statutory holidays stipulated by the State.

6.3 Party A carries out annual vocation system, Party B can take paid annual vocation after continuously working for 1 year and the applying procedure for annual vocation shall be done pursuant to Party A’s stipulation.

7. Party B’s Responsibility

7.1 Party B must work earnestly and accomplish its own tasks with quality and quantity.

7.2 Party B must report its job according to the facts and shall cooperate with its uppers and assist their jobs.

7.3 Party B shall strictly implement the rules and regulations and Handbook legally stipulated by Party A.

7.4 Party B shall take good care of Party A’s property and he/she must indemnify direct damage due to his/her liability and accepts Party A’s punishment.

7.5 Party B can not work for another employer without Party A’s written consent in the duration of Labor Contract.

7.6 Party B shall strictly keep Party A’s trade secret and can not divulge to any third party.

7.7 Party B shall state his/her curriculum vitae and educational background according to the facts. 7.8 Party B shall observe Party A’s training rules and undertaking when Party A assigns Party B to be trained.

8. Cancellation of the Contract without Compensation by Party A

Party A may cancel the Contract at any time without compensation to Party B under the following circumstances:

8.1 When Party B is proven to be unqualified for Party A’s employment conditions during probation period, Party A need not give Party B the reason for cancellation.

8.2 Party B seriously violates rules and regulations, labor discipline legally stipulated by Party A. 8.3 Party B seriously neglects his/her duty and grafts resulting in Party A’s great loss.

8.4 Party B violates the laws of PRC and gains judicial punishment or is found a guilty.

9. Cancellation of the Contract with Compensation by Party A

Under the following circumstances, Party A may cancel the Contract with 30 days prior written notice to Party B or paying one month basic wage instead and legally pay economic compensation or subsidy to Party B.

9.1 Party B is ill or non-work-related injured, and unable to do the former job or other job assigned by Party A after medical treatment.

9.2 Party B is not competent for the job and still remains so after training or adjustment of the post.

9.3 The basis for the conclusion of the contract has greatly changed so that the contract can no longer be carried out, while both parties can not reach an agreement on modifying the contract by mutual negotiation.

9.4 Party A is close to bankruptcy and enters into legal rectification period or it is in a severe difficulty to meet the standard of severe difficult enterprise stipulated by the local government and the retrenchment is needed, and then Party A cancels the contract according to legal procedure.

10. Cancellation of the Contract at Party B’s request

10.1 Party B shall give 30days prior written notice to Party A when requesting to cancel the Contract, but he/she shall indemnify Party A according to Article 11.2.

10.2 Under the following circumstances, Party B may inform Party A to terminate the Contract at any time.

a. Be in probation period.

b. Party A didn’t pay the remuneration or provide working conditions according to the Contact. c. Party A forces Party B to work by means of force, threat or illegal restriction of personal freedom.

11. Liability for Breach of Contract

11.1 Party A shall legally pay economic compensation to Party B when canceling the Contract pursuant to Article Night.

11.2 Party B shall indemnify Party A for its economic loss according to laws and regulations and Training Agreement when he/she breaches the Contract.

12. Annexes of the Contract

12.1 The Annexes are indivisible parts of this contract and they have the same effect as this contract.

12.2 Handbook and other rules and regulations legally stipulated by Party A are annexes of this Contract.

13. Labor Dispute

If labor dispute occurs, both parties shall resolve it through consultation. In case of failing to reach an agreement, each party may submit the dispute to Labor Dispute Arbitration Committee having jurisdiction. If rejecting the award, each party can take a proceeding. The party applying for arbitration shall submit the arbitration application to Labor Dispute Arbitration Committee within 60 days when the labor dispute arises. If rejecting the award, the party can sue to the court within 15 days after receipt of the award.

14. Effectiveness of the Contract

This contract is effective by signatures of both parties.

15. Miscellaneous

15.1 If there is something unclear, both parties may conclude a supplement clause and the clause shall have the same effect as this contract.

15.2 If there is something undefined in this contract when implementing this contract, IT SHALL BE EXECUTED ACCORDING TO RELEVANT LAWS AND REGULATIONS OF THE STATE AND REGION. If there is a new stipulation per relevant clauses, they shall be carried out pursuant to aforesaid stipulation.

15.3 The modification of this contract shall be mutually agreed by both parties and shall be facilitated with the relevant procedure. The modified content can be agreed by both parties.

15.4 This contract is made in duplicate and each party holds one counterpart.

Party A (stamp):	Taizhou Kepuni Communication	Party B (signature):	/s/ Fangzhong Ni
Equipment Co., Ltd.

Date: June 9, 2020			Date: June 9, 2020

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